Form N-SAR,
Sub-Item 77Q1(d)
Copies of any constituent
instruments defining the
rights of shareholders


Nuveen Short Term Municipal Bond Fund
a series of Nuveen Investment Funds, Inc.

811-05309



The rights of the holders of each class of the above-referenced series in Nuveen Investment Funds, Inc. (the
 Registrant ) are described in the By-Laws. The amended By-Laws were filed as exhibit 99.B to Form
485BPOS filing on February 10, 2014, Accession No.
0001193125-14-042264 and such Exhibit is
incorporated by reference for this Sub-Item 77Q1(d).